Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Black Titan Corporation on the Amendment No.2 to Form F-1 of our report dated May 12, 2026, with respect to our audit of the financial statements of Titan Pharmaceuticals Inc. as of December 31, 2025 and for the year ended December 31, 2025, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Guangdong Prouden CPAs GP

Guangzhou, China

May 12, 2026